                                                                     Exhibit 3.5

                                   CERTIFICATE

     FOR RENEWAL AND REVIVAL OF CERTIFICATE OF INCORPORATION Water Chef, Inc., a
corporation organized under the laws of Delaware, the Certificate of
Incorporation of which was filed in the office of the Secretary of State on the
9th day of March, 1987 and thereafter forfeited pursuant to section 136 (c) of the General Corporation Law of Delaware, now desiring to procure a revival of its Certificate of Incorporation, hereby certifies as follows:

     1    The name of the Corporation is Water Chef, Inc..

     2.   Its registered office in the State of Delaware is located at
          Corporation Trust Center, 1209 Orange Street, City of Wilmington,
          County of New Castle and the name of its registered agent at such address is THE CORPORATION TRUST COMPANY.

     3.   The date when revival of the Certificate of Incorporation of the corporation is to commence is the 19th of November, 1998, the same being prior to the date of the forfeiture of the Certificate of
          Incorporation. Revival of the Certificate of Incorporation is to be
          perpetual.

     4.   This corporation was duly organized under the laws of Delaware and carried on the business authorized by its Certificate of Incorporation until the 20th day of November, 1998 at which time its Certificate of
          Incorporation became forfeited pursuant to section 136(c) of the
          General Corporation Law of Delaware and this Certificate for Renewal and Revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of Delaware.

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     IN WITNESS WHEREOF, said Corporation is compliance with Section 312 of the
General Corporation Law of Delaware has caused this Certificate to be signed by
David A. Conway, its last and acting President, and attested by Stuart Held, its last and acting Secretary, this 30th date of November, 1999.

                                                 -------------------------------

                                                 By  /s/ David A. Conway
                                                    ----------------------------
                                                      Last and Acting President

ATTEST:

By/s/ Stuart Held
  -----------------------------
  Last and Acting Secretary

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